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                                                                    EXHIBIT 10.4

                                ESCROW AGREEMENT
                                ----------------



                                        , 1999



[Name and Address
 of Escrow Agent]


Ladies and Gentlemen:

     The undersigned, Westminster Securities Corporation (herein-after called the "Underwriter"), and foreignTV.com, Inc., a Delaware corporation (hereinafter called the "Issuer"), have entered into an underwriting agreement pursuant to which the Underwriter has been employed to use its best efforts, as agent for the Issuer, to sell and distribute a maximum of 1,700,000 units ("Units"), each Unit consisting of one (1) share of Common Stock, $.01 par value, of the Issuer ("Common Stock"), and one (1) Warrant to purchase one (1) share of Common Stock at $9.00 per Warrant. The nature of the underwriting commitment is such that, unless at least 850,000 Units have been subscribed and paid for within ninety
(90) days after the prospectus relating to such offering first becomes available for public distribution, or within an additional 90 days if the Underwriter and Issuer so agree, the employment of the Underwriter will be terminated and all funds will be returned to the Underwriter for refund in full to the respective subscribers, with interest and without deduction.

     The public offering is required to be commenced promptly after receipt of notice that the Securities and Exchange Commission has declared the Registration Statement containing the prospectus effective (the "Effective Date").

     The Underwriter will deposit the gross proceeds from all sales of the Stock with you as Escrow Agent on the terms and conditions hereafter set forth:

     1. Persons subscribing to purchase the Units will be instructed to remit the purchase price in the form of cash or
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checks, drafts, money orders or other instruments for the payment of money, payable to the order of "Westminster Securities Corporation - foreignTV.com, Inc. Escrow Account". Such payment instruments will be remitted directly to the Underwriter by the subscribers, or by selected dealers through whom the Underwriter may offer the Units, and each day's receipts will be delivered by the Underwriter to you before 3:00 P.M., on the following business day (duly endorsed in blank or to your order by the Underwriter as to those of such instruments which are drawn to its order), accompanied by a letter of transmittal in duplicate setting forth as to each subscriber, the name, address, number of Units purchased and the amount remitted. Any cash received by the Underwriter on account of the purchase price of such shares will be likewise delivered to you before 3:00 P.M. on the following business day.

     2. The aforesaid instruments of payment are to be collected by you, but only if properly endorsed or otherwise in such form as shall permit their immediate collection by you, and the proceeds thereof, together with all cash delivered to you, hereunder, are to be held in escrow until the total amount of such cash and proceeds reaches the sum of $5,100,000 (which represents the proceeds from the sale of 850,000 Units).

     3. In the event you do not receive from the Underwriter within the period set forth in the first unnumbered paragraph of this Agreement, cash and instruments of payment in the aggregate sum of $5,100,000 or in the event that such cash and instruments of payment in the aggregate sum of $5,100,000 are received but not collected within the aforesaid period and a 10-day collection period, you shall issue and deliver by registered mail, to the Underwriter certified or cashier's checks in amounts equal to the aggregate amounts received from it and collected by you, together with accrued interest thereon. You shall notify the Underwriter and the Issuer of your distribution of funds received and collected by you, as aforementioned, provided, however, that such distribution shall be made only in respect of funds in hand, in cash, with you at such time.

     4. Upon collection by you of $5,100,000 within the period set forth in the first unnumbered paragraph of this Agreement (plus a ten (10) day collection period), which sum of $5,100,000 repre sents the proceeds from the sale of 850,000 Units, you shall immediately notify the Issuer and the Underwriter of such fact in

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writing and you will continue to hold the said $5,100,000 in escrow until given instructions in writing by the Underwriter as to the disposition of said funds. Upon such instructions being given you in writing by the Underwriter, you will deliver at a time fixed by the Underwriter said $5,100,000 in the following manner:

          (a) to the Issuer, at the office of the Underwriter, 19 Rector Street, New York, New York 10006, a certified or cashier's check payable in New York Clearing House funds to the order of the Issuer in the amount of $4,641,000.

          (b) to the Underwriter, at the office of the Underwriter, a certified or cashier's check payable in New York Clearing House funds to the order of the Underwriter in the amount of $ 459,000 representing commissions.


     5.   It is understood and agreed further, that you shall

          (a) be under no duty or responsibility to enforce any of the terms or conditions of the Underwriting Agreement between the Underwriter and the Issuer, or to enforce payment of the purchase price for any Units subscribed to pursuant to the public offering and sale contemplated therein;

          (b) be under no duty or obligation to accept any letters of transmittal hereunder from the Underwriter unless the same are accompanied by cash, checks, drafts or other instruments for the payment of money which are immediately negotiable and collectible, but you shall promptly notify the Underwriter of any discrepancy between the amount set forth in any letter of transmittal and the sum or sums delivered to you therewith nor will you be required to keep records of any information on checks, drafts or other instruments received or collected by you except as to the amount of same;

          (c) be under no duty or responsibility to enforce collection of any check, draft or other instrument for the payment of money delivered to you hereunder, but you shall promptly notify and return to the Underwriter any check, draft or other instrument of payment received from it, upon which payment is refused, together with the letter of transmittal which was delivered to you with such check, draft or other instrument of payment;

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          (d) be protected in acting upon any notice, request, certificate, approval, consent, letter of transmittal or other paper believed by you to be genuine and to be signed by the proper party or parties, it being understood that all notices, requests, certificates, approvals, consents or other papers except letters of transmittal delivered to you on behalf of the Underwriter shall be signed by the same persons who have signed this instrument on behalf of the Underwriter;

          (e) be deemed conclusively to have given and delivered any notice required to be given or delivered hereunder if the same is in writing, signed by any one of your authorized officers and mailed by ordinary first class mail in a sealed post-paid wrapper, addressed to the Underwriter and the Issuer, at their respective addresses set forth herein;

          (f) be entitled to consult with your counsel and shall not be liable for any action taken or omitted by you in accordance with the opinion and advice of such counsel whether such counsel be a member of your in-house staff or independent counsel;

          (g) receive a fee as set forth on Exhibit A hereto for acting as the escrow agent hereunder, payable by the Issuer;

          (h) be not liable to either the Issuer or the Underwriter or to any person with respect to any action taken or omitted to be taken by you in good faith;

          (i) be indemnified and held harmless by the Underwriter and the Issuer, jointly and severally, for any and all claims, liabilities and expenses arising as a result of your performance of this Agreement;

          (j) be entitled to rely on any documents which you believe to have been signed by the person whose name appears thereon as signatory and which you believe comply with the requirements hereof;

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          (k) send all notices hereunder to the following:

     If to the Issuer:           If to the Underwriter:

     foreignTV.com, Inc.         Westminster Securities Corporation
     162 Fifth Avenue               19 Rector Street
     Suite 1005A                    Suite 1105
     New York, NY 10010             New York, NY 10006
     Attn: Chief Operating          Attn: President
               Officer


                                 Very truly yours,

                                 WESTMINSTER SECURITIES CORPORATION


                                 By: ____________________________
                                     Name:
                                     Title:


     The foregoing escrow arrangements are hereby accepted and agreed to this
day of             , 1999.


                                 foreignTV.com, Inc.


                                 By: _____________________________
                                     Name:
                                     Title:

     The foregoing terms and conditions of this Escrow Agreement as set forth
above are hereby accepted and agreed to this      day of                , 1999.

                                 [NAME OF ESCROW AGENT]


                                 By: ______________________________
                                       Name:
                                       Title:



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